UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2013

ALTERA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-16617	77-0016691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Innovation Drive

San Jose, California 95134

(Address of principal executive offices, including zip code)

(408) 544-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Indenture

On November 1, 2013, Altera Corporation (the “Company”) entered into a Second Supplemental Indenture (the “Supplemental Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), supplementing that certain Indenture, dated as of May 8, 2012 (the “Base Indenture” and together with the Supplemental Indenture, the “Indenture”), between the Company and the Trustee, relating to the issuance by the Company of $600.0 million aggregate principal amount of 2.500% Senior Notes due 2018 (the “2018 Notes”) and $400.0 million aggregate principal amount of 4.100% Senior Notes due 2023 (the “2023 Notes” and together with the 2018 Notes, the “Notes”). The 2018 Notes bear interest at a rate of 2.500% per annum on the principal amount thereof. The 2023 Notes bear interest at a rate of 4.100% per annum on the principal amount thereof. Interest on the Notes accrues from November 1, 2013 and is payable semiannually in arrears on May 15 and November 15 of each year, beginning on May 15, 2014. The 2018 Notes will mature on November 15, 2018 and the 2023 Notes will mature on November 15, 2023, in each case subject to earlier repurchase or redemption as described below.

The Notes are the Company’s senior unsecured obligations, ranking equally in right of payment to all of the Company’s existing and future senior unsecured indebtedness and senior in right of payment to any of the Company’s future indebtedness that is expressly subordinated to the Notes. The Notes are effectively subordinated to any of the Company’s secured indebtedness to the extent of the value of the collateral securing such indebtedness and are structurally subordinated to all existing and future liabilities of the Company’s subsidiaries (including trade payables).

The Company may redeem either series of Notes, in whole or in part, at any time and from time to time for cash at the redemption prices described in the Indenture. Upon the occurrence of a change of control triggering event, as defined in the Indenture, the holders of the Notes may require the Company to repurchase some or all of their Notes for cash at a price equal to 101% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest, if any.

The Indenture contains customary covenants that limit the ability of the Company and its subsidiaries to create specified liens on principal property and the stock of certain subsidiaries of the Company, and restrict the ability of the Company and its subsidiaries to enter into certain sale and leaseback transactions covering principal property. In addition, the Indenture limits the ability of the Company to consolidate with or merge with or into other companies or sell all or substantially all of the properties and assets of the Company and its subsidiaries, taken as a whole. These covenants are subject to a number of important exceptions and qualifications set forth in the Indenture.

The Indenture provides for customary events of default, including payment defaults, breaches of covenants, certain payment defaults at final maturity or acceleration of other indebtedness and certain events of bankruptcy and insolvency with respect to the Company. If an event of default with respect to either series of Notes occurs and is continuing, subject to the terms of the Indenture, the Trustee or the holders of not less than 25% in aggregate principal amount of the then outstanding Notes of such series may, by notice in writing to the Company (and to the Trustee if given by the holders), declare to be immediately due and payable the principal of, accrued and unpaid interest, and premium, if any, on the Notes of such series. In the case of an event of default resulting from events of bankruptcy or insolvency with respect to the Company, such amounts with respect to the Notes will be due and payable immediately without any declaration or other act on the part of the Trustee or any holder of the Notes.

The description of the Indenture and the Notes is qualified in its entirety by reference to the text of the Base Indenture, which was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on May 8, 2012 and is incorporated herein by reference, and the Supplemental Indenture, form of 2018 Note and form of 2023 Note, which are filed as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above is incorporated herein by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Second Supplemental Indenture, dated November 1, 2013, between Altera Corporation and U.S. Bank National Association, as trustee

4.2	Form of Note for Altera Corporation’s 2.500% Senior Notes due 2018 (incorporated by reference to Exhibit 4.1 hereto)

4.3	Form of Note for Altera Corporation’s 4.100% Senior Notes due 2023 (incorporated by reference to Exhibit 4.1 hereto)

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTERA CORPORATION

By:	/s/ Ronald J. Pasek
Name: Ronald J. Pasek Title: Senior Vice President and Chief Financial Officer

Date: November 1, 2013

EXHIBIT INDEX

Exhibit No.	Description

4.1	Second Supplemental Indenture, dated November 1, 2013, between Altera Corporation and U.S. Bank National Association, as trustee

4.2	Form of Note for Altera Corporation’s 2.500% Senior Notes due 2018 (incorporated by reference to Exhibit 4.1 hereto)

4.3	Form of Note for Altera Corporation’s 4.100% Senior Notes due 2023 (incorporated by reference to Exhibit 4.1 hereto)

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)